Exhibit 10.85

FIRST ADDENDUM

TO

CREDIT AGREEMENT

THIS FIRST ADDENDUM to Credit Agreement (“First Addendum”) is made as of the 2 day of February, 2005 by Wells Fargo Bank, National Association (the “Bank”) and American CareSource Holdings, Inc. (the “Borrower”).

Recitals:

A.

The Bank and the Borrower entered into a Credit Agreement, with an Effective Date of December 1, 2004 (“Credit Agreement”), pursuant to which the Bank made available to the Borrower a $300,000.00 revolving line of credit for general business purposes. Borrowings under the Line are currently evidenced by a $300,000.00 promissory note, dated December 1, 2004 (“Existing Revolving Note”).

B.	As of February 2, 2005 there is owed on the Existing Revolving Note the principal amount of $200,000.00 and accrued, unpaid interest in the amount of $________________.

C.	The Borrower has requested that the Bank increase the Line to Three Million Dollars ($3,000,000.00).

D.	The Bank and the Borrower wish to amend the Credit Agreement pursuant to the terms of this First Addendum.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:

1.

All terms not otherwise defined in this First Addendum shall have the meaning given to such term in the Credit Agreement. The recital paragraphs are hereby incorporated as though fully set forth in this First Addendum.

2.

Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line and this First Addendum becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

a)	No event of default or event which will mature into an event of default, shall have occurred and be continuing.

b)	The representations and warranties of the Borrower contained in the Documents shall be true and correct as of the date of any advance on the Line.

c)	The Borrower shall have delivered to the Bank copies, duly certified as of the date of this First Addendum by the Borrower’s secretary of (i) the resolutions of

Exhibit 10.85

Borrower’s board of directors authorizing the execution and delivery of this First Addendum and the Documents required by this First Addendum, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents required, if any, with respect to the Documents.

d)

The Borrower shall have delivered to the Bank a certificate of its secretary certifying the name(s) of the person(s) authorized to sign this First Addendum and the Documents, and all other documents and certificates of the Borrower to be delivered hereunder, together with the true signatures of such person(s).

e)

The Borrower shall have delivered the Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Bank, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Bank:

i)	This First Addendum.

ii)

The revolving note attached hereto as Exhibit "A" (“New Revolving Note”) which shall evidence the Borrower’s obligation to repay advances made under the Line (as defined below). Upon this First Addendum becoming effective, the New Revolving Note will replace, but not be deemed to satisfy, the Existing Revolving Note.

f)	The Bank shall have received a Standby L/C described below, in a form satisfactory to the Bank, with an expiration date of December 31, 2006:

i)	Issued by M & T Bank on account of Derace L. Schaffer in the amount of $500,000.00;

g)	The Bank shall have received from John Pappajohn the Consent to First Addendum of Credit Agreement, Ratification of Guaranty and Waiver of Claims attached hereto as Exhibit “B”.

h)	The Borrower shall have reimbursed the Bank for all expenses incurred by it in connection with this First Addendum, including but not limited to, attorney’s fees.

3.	Section 1.1 (Line Credit Amount) of the Credit Agreement is hereby deleted and the following new Section 1.1 is substituted in lieu thereof:

1.1	Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the “Line”) to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed THREE MILLION DOLLARS AND 00/100 DOLLARS ($3,000,000.00).

Exhibit 10.85

4.

The Borrower does hereby release and forever discharge the Wells Fargo Bank, National Association, Wells Fargo & Company, and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Borrower now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands arose prior to the date of this First Addendum.

5.	Except as modified by this First Addendum, all the terms and conditions of the Credit Agreement, as amended, shall remain in full force and effect.

6.

The Credit Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersedes all prior agreements and understandings among such parties with respect to the subject matters thereof.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties have executed this First Addendum as of the day and year first above written.

AMERICAN CARESOURCE HOLDINGS, INC.

By /s/Wayne A. Schellhammer
Its Pres/CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION

By /s/ Randall R. Stromley
Randall R. Stromley, Vice President

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